CWABS ASSET-BACKED CERTIFICATES TRUST 2004-BC4,

                                     Issuer

                                  CWABS, INC.,

                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.,

                                     Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                 Master Servicer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                        ---------------------------------

                           AMENDMENT NO. 1 dated as of
                              April 19, 2005 to the


                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2004

                        ---------------------------------

                   ASSET-BACKED CERTIFICATES, SERIES 2004-BC4





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                  AMENDMENT NO. 1 dated as of April 19, 2005, among CWABS, Inc., a Delaware corporation (the "Depositor"), Countrywide Home Loans, Inc., a New York corporation (the "Seller"), Countrywide Home Loans Servicing LP, a Texas limited partnership (the "Master Servicer") and The Bank of New York, a New York banking corporation (the "Trustee").

                              Preliminary Statement
                              ---------------------

         The Depositor, the Trustee, the Seller and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement"), dated as of October 1, 2004, relating to the issuance of Asset-Backed Certificates, Series 2004-BC4. The Depositor, the Trustee, the Seller and the Master Servicer desire to amend the terms of the Agreement to add Fannie Mae representations pursuant to and in accordance with Section 10.01 of the Agreement.

         In consideration of the mutual premises and agreements herein, the Depositor, the Trustee, the Seller and the Master Servicer agree as follows:

1. Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

2.       Section 1.01 is hereby amended to add the following:

         "BALLOON MORTGAGE LOAN: Any Mortgage Loan having an original term to maturity that is shorter than the term of the related amortization schedule."

3. Article II is hereby amended to delete Sections 2.03(b)(lix) through 2.03(b)(lxiii) in their entirety and to add the following:

         (lix) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide.

         (lx) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994.

         (lxi) No Mortgage Loan is a "high cost home loan" as defined in the Georgia Fair Lending Act, as amended. No Mortgage Loan with a principal balance at origination (or modification) equal to or less than the mortgage loan balance limit of Fannie Mae in effect at the time of origination (or modification) and secured by owner-occupied real property located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

         (lxii) No Mortgage Loan is a "High-Cost Home Loan" as defined in New York Banking Law 6-1.

         (lxiii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of
         2003).



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         (lxiv) No Mortgage Loan is a "High-Cost Home Loan" as defined in the
         Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100).

         (lxv) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.).

         (lxvi) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.).

         (lxvii) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.).

         (lxviii) No Mortgage Loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C).

         (lxix) No Mortgage Loan is a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

         (lxx) No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years.

         (lxxi) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product than offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration.

         (lxxii) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

         (lxxiii) The information set forth in the Prepayment Charge Schedule with respect to each Mortgage Loan is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's full and voluntary principal prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium,


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         receivership and other similar laws relating to creditors' rights generally; or (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment). With respect to any Mortgage Loan that contains a provision for a Prepayment Charge: (i) prior to such loan's origination, the borrower agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to such loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments.

         (lxxiv) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

         (lxxv) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

         (lxxvi) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

         (lxxvii) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Glossary, Version 5.6 Revised, Appendix E, attached hereto as Exhibit
         U) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

4.       Article II is hereby amended to add the following:



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         "Section 3.21 CREDIT REPORTING.

         The Master Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and, with respect to each Mortgage Loan, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off."


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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and
the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CWABS, INC.,
                                       as Depositor


                                       By:  /s/ Ruben Avilez
                                           ------------------------------------
                                       Name:    Ruben Avilez
                                       Title:   Vice President



                                       COUNTRYWIDE HOME LOANS, INC.,
                                       as Seller


                                       By:  /s/ Ruben Avilez
                                           ------------------------------------
                                       Name:    Ruben Avilez
                                       Title:   Vice President



                                       COUNTRYWIDE HOME LOANS
                                       SERVICING LP,
                                       as Master Servicer


                                       By:      COUNTRYWIDE GP, INC.


                                       By:  /s/ Ruben Avilez
                                           ------------------------------------
                                       Name:    Ruben Avilez
                                       Title:   Vice President



                                       THE BANK OF NEW YORK,
                                       not in its individual capacity,
                                       but solely as Trustee


                                       By:  /s/ Maria Tokarz
                                           ------------------------------------
                                       Name:    Maria Tokarz
                                       Title:   Assistant Treasurer




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